UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

LABORATORY CORPORATION OF

AMERICA HOLDINGS

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street, Burlington, North Carolina		27215
(Address of principal executive offices)		(Zip Code)

336-229-1127

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	LH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

In response to questions it has received, LabCorp® (NYSE: LH) announced that it has been notified by Retrieval-Masters Creditors Bureau, Inc. d/b/a American Medical Collection Agency (AMCA) about unauthorized activity on AMCA’s web payment page (the AMCA Incident). According to AMCA, this activity occurred between August 1, 2018, and March 30, 2019. AMCA is an external collection agency used by LabCorp and other healthcare companies. LabCorp has referred approximately 7.7 million consumers to AMCA whose data was stored in the affected AMCA system. AMCA’s affected system included information provided by LabCorp. That information could include first and last name, date of birth, address, phone, date of service, provider, and balance information. AMCA’s affected system also included credit card or bank account information that was provided by the consumer to AMCA (for those who sought to pay their balance). LabCorp provided no ordered test, laboratory results, or diagnostic information to AMCA. AMCA has advised LabCorp that Social Security Numbers and insurance identification information are not stored or maintained for LabCorp consumers.

AMCA has informed LabCorp that it is in the process of sending notices to approximately 200,000 LabCorp consumers whose credit card or bank account information may have been accessed. AMCA has not yet provided LabCorp a list of the affected LabCorp consumers or more specific information about them.

AMCA has indicated that it is continuing to investigate this incident and has taken steps to increase the security of its systems, processes, and data. LabCorp takes data security very seriously, including the security of data handled by vendors. AMCA has informed LabCorp that it intends to provide the approximately 200,000 affected LabCorp consumers with more specific information about the AMCA Incident, in addition to offering them identity protection and credit monitoring services for 24 months. LabCorp is working closely with AMCA to obtain more information and to take additional steps as may be appropriate once more is known about the AMCA Incident.

In response to initial notification of the AMCA Incident, LabCorp ceased sending new collection requests to AMCA and stopped AMCA from continuing to work on any pending collection requests involving LabCorp consumers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

Date: June 4, 2019

	By:	/s/ Sandra van der Vaart
Sandra van der Vaart
Senior Vice President, Global General Counsel and Secretary